UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2016 (January 27, 2016)

FORESIGHT ENERGY LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO 63102
(Address of Principal Executive Offices)

(314) 932-6160
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

See Item 8.01 for a description of the Forbearance Agreement (as defined below), which effects certain amendments to Foresight Receivables, LLC’s receivables facility.

Item 8.01Other Events.

Events of default have occurred under Foresight Receivables, LLC’s Receivables Financing Agreement, dated January 13, 2015.  To date, neither the required lenders nor the agent under the Receivables Financing Agreement has declared or provided notice of the acceleration of any loans or extensions of credit thereunder.

On January 27, 2016, Foresight Receivables, LLC (the “Borrower”), Foresight Energy, LLC (the “Servicer”), Williamson Energy LLC, Sugar Camp Energy LLC, Hillsboro Energy LLC, Macoupin Energy LLC, Foresight Coal Sales LLC (collectively, the “Originators”), and Foresight Energy LP (the “Performance Guarantor”) entered into a forbearance agreement (the “Forbearance Agreement”) with PNC Bank, National Association, as LC Bank and Administrative Agent (the “Agent”), and the Committed Lenders, Conduit Lenders, LC Banks and Group Agents party thereto (each, a “Lender” and, together with the Agent, the “Lenders”) with respect to the Receivables Financing Agreement, dated January 13, 2015 (the “RFA”), among the Borrower, the Servicer, the Originators and the Lenders.

Under the Forbearance Agreement, the Lenders have agreed to forbear during the forbearance period described below from exercising rights and remedies to which they may be entitled pursuant to the RFA with respect to certain “Specified Defaults” and certain related matters.  “Specified Defaults” means the occurrence of an Event of Default under Section 10.01(a)(ii) or 10.01(h) in respect of the Borrower’s failure to make a payment on the January 15, 2016 Settlement Date, Section 10.01(g), (i)(i) or (t) in connection with the transactions referenced in the December 4, 2015 Delaware Chancery Court Memorandum Opinion, or Section 10.01 in respect of Borrower’s failure to hold funds in trust in accordance with the provisions of the RFA.

The forbearance period runs through February 29, 2016. The forbearance period will end earlier if, among other things, the Borrower, the Servicer, the Originators or the Performance Guarantor breaches the Forbearance Agreement, any event of default (other than with respect to the Specified Defaults) occurs under the RFA or the date of the termination of any existing or future forbearance agreement to which the Borrower, the Servicer, the Originator or the Performance Guarantor are parties occurs.

Under the Forbearance Agreement, the receivables facility was amended to permanently reduce commitments to $50,000,000 in total, and the Borrower may borrow up to an amount such that the aggregate amount outstanding plus any adjusted LC participation amount at such time does not exceed the least of (i) $41,000,000, (ii) the borrowing base at such time and (iii) an amount equal to 70% of the outstanding balance of the eligible receivables. No additional letters of credit will be issued under the RFA unless the Lenders have consented in writing. Any extensions of credit under the RFA by the Lenders during the forbearance period is in the sole and absolute discretion of the Lenders.

There can be no assurance that if any event of default, other than a Specified Default, occurs under the RFA the Lenders will continue to forbear from accelerating the loans or exercising remedies thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Foresight Energy LP
By:	Foresight Energy GP LLC,
its general partner
By:	/s/ Robert D. Moore
Robert D. Moore
President and Chief Executive Officer
Date: February 2, 2016